EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 5 to the Registration Statement on Form F-3 (File No. 333-119157) and related Prospectus of Attunity Ltd. for the registration of 7,409,226 of its ordinary shares and to the incorporation by reference therein of our report dated January 30, 2005, with respect to the consolidated financial statements of Attunity Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.





                                                /s/ KOST FORER GABBAY & KASIERER
                                                --------------------------------
Tel-Aviv, Israel                                KOST FORER GABBAY & KASIERER
September 18, 2005                              A Member of Ernst & Young Global